Exhibit 99.1

Beyond Air® Appoints David Webster as Chief Commercial Officer

Mr. Webster brings more than 20 years of executive level experience in the life sciences industry

GARDEN CITY, N.Y., June 13, 2024 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders and solid tumors (through its affiliate Beyond Cancer, Ltd. (“Beyond Cancer”)), today announced the appointment of David Webster as Chief Commercial Officer of the Company, effective July 8, 2024. Mr. Webster has successfully developed and executed several commercial strategies for medical devices and therapeutics, primarily in the hospital space.

“David joins Beyond Air at an ideal time, as LungFit PH is poised to take the lead in the NO market. Given David’s impressive record, I look forward to him leading our commercial team,” said Steve Lisi, Chairman and Chief Executive Officer of Beyond Air. “Over the past year, the team has worked diligently to address the challenges during the initial soft launch of LungFit PH in a post-pandemic world. Based on recent engagements with potential customers and extremely positive feedback from existing customers regarding the recent update to our system, we are confident that David will drive significant market share gains.”

“I am excited to join the Beyond Air team and lead the commercial program for the LungFit system. The technological advancements to generate and deliver inhaled NO at the bedside are revolutionary, and the overall cost savings LungFit PH offers hospitals are compelling. I look forward to working with the strong team at Beyond Air and positioning LungFit PH to become the NO market leader in a few short years,” stated Mr. Webster.

Mr. Webster brings decades of experience in the life sciences industry, including leading several programs through clinical development, regulatory submissions, and global commercialization. Most recently, he served as Chief Executive Officer at Body Vision Medical, a medical device company dedicated to making artificial intelligence (AI)-driven real-time imaging navigation the standard of care for the diagnosis and treatment of endoluminal cancer. As CEO, he led the global commercialization of the Lung Vision system, expanding it into new medical applications. Prior to Body Vision, he spent nearly 18 years at NeuroLogica, a global leader in point-of-care computed tomography (CT) imaging. During his tenure, he served as NeuroLogica’s Vice President of Global Sales and Marketing leading up to and after the company’s acquisition by Samsung Electronics Co. Ltd. in 2013. Following the acquisition, Mr. Webster served as Chief Marketing Officer and Chief Operating Officer for Samsung NeuroLogica. Mr. Webster holds a Master of Science degree in Business Administration and Management from Troy University and a Bachelor of Arts degree in Psychology from The Citadel.

In connection with his appointment, the Company granted an inducement stock option award (the “Inducement Option”) to Mr. Webster’s upon his entering into employment with the Company in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4) (the “Inducement Award”). The Inducement Option is being granted effective as of July 8, 2024 and is exercisable for the purchase of 125,000 shares of the Company’s common stock, at an exercise price equal to the last reported sale price on Nasdaq on July 8, 2024. The Inducement Award was approved by the independent compensation committee of the Board in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). The Inducement Option has a ten-year term and will vest over a four-year period, with 25% of the shares underlying the stock option award vesting on the first anniversary of the date of grant and annually thereafter in three equal installments, subject to Mr. Webster’s continued service with the Company through the applicable vesting dates. The Inducement Award is subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan.

About Beyond Air®, Inc.

Beyond Air is a commercial stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval for its first system, LungFit® PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19), and nontuberculous mycobacteria (NTM) among others. Also, the Company has also partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of autism spectrum disorder (ASD) and other neurological disorders. Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About Nitric Oxide

Nitric Oxide is a powerful molecule, naturally synthesized in the human body, proven to play a critical role in a broad array of biological functions. In the airways, NO targets the vascular smooth muscle cells that surround the small resistance arteries in the lungs. Currently, exogenous inhaled NO is used in adult respiratory distress syndrome, post certain cardiac surgeries and persistent pulmonary hypertension of the newborn to treat hypoxemia. Additionally, NO is believed to play a key role in the innate immune system and in vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, including both gram-positive and gram-negative, but also against other diverse pathogens, including mycobacteria, viruses, fungi, yeast and parasites, and has the potential to eliminate multi-drug resistant strains.

Forward-Looking Statements

This press release contains “forward-looking statements” concerning, among other things, the Company’s commercialization plans and expectations regarding the Company’s positioning in the nitric oxide market; the Company’s expectations regarding the updates made to its system; the potential safety and efficacy of nitric oxide, as well as its therapeutic potential in a number of indications; and the potential impact on patients and anticipated benefits associated with nitric oxide. Forward-looking statements include statements about expectations, beliefs, or intentions regarding product offerings, business, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to our ability to successfully commercialize our LungFit® system; our ability to predict accurately the demand for our products and to develop strategies to address markets successfully; the possibility that our products may not perform as anticipated; the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air and Beyond Cancer undertake no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577